                     GENESCO INC.                                  Exhibit (11)
                     AND CONSOLIDATED SUBSIDIARIES
                     Earnings Per Common and Common
                     Share Equivalent
                     Years Ended January 31



- ----------------------------------------------------------------------------------------------------------------------------
                                                                          1996                   1995                   1994
                                                         ---------------------   --------------------    -------------------
IN THOUSANDS                                             EARNINGS       SHARES   EARNINGS      SHARES    EARNINGS     SHARES
- ----------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Loss before discontinued operations,
    and cumulative effect of change in
    accounting principle                                 $  (4,281)              $(18,514)              $(27,888)
  Preferred dividend requirements                        $     302               $    302               $    307
- ----------------------------------------------------------------------------------------------------------------------------
  Loss before discontinued operations,
    extraordinary loss and cumulative
    effect of change in accounting principle
    applicable to common stock and average
    common shares outstanding                            $  (4,583)     24,347   $(18,816)   24,326     $(28,195)     24,159
  Employees preferred and stock options
    deemed to be a common stock equivalent                                 379                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations,
  extraordinary loss, and cumulative effect
  of change in accounting principle                      $  (4,583)     24,726   $(18,816)   24,326     $(28,195)     24,159
PER SHARE                                                $    (.19)              $   (.77)              $  (1.17)
============================================================================================================================
  Earnings (loss) before extraordinary loss
    and cumulative effect of change
    in accounting principle                              $  10,071               $(81,192)              $(51,779)
  Preferred dividend requirements                        $     302               $    302               $    307
- ----------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) before extraordinary loss
    and cumulative effect of change
    in accounting principle applicable
    to common stock and average common
    shares outstanding                                   $   9,769      24,347   $(81,494)   24,326     $(52,086)     24,159
  Employees preferred and stock options deemed
    to be a common stock equivalent                                        379                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                                $   9,769      24,726   $(81,494)   24,326     $(52,086)     24,159
PER SHARE                                                $     .40               $  (3.35)              $  (2.16)
============================================================================================================================
  Earnings (loss) before cumulative effect
    of change in accounting principle                    $  10,071               $(81,192)              $(52,019)
  Preferred dividend requirements                        $     302               $    302               $    307
- ----------------------------------------------------------------------------------------------------------------------------
  Earnings (loss) before cumulative effect
    of change in accounting principle applicable
    to common stock and average common shares
    outstanding                                          $   9,769      24,347   $(81,494)   24,326     $(52,326)     24,159
  Employees preferred and stock options deemed
    to be a common stock equivalent                                        379                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                                   $   9,769      24,726   $(81,494)   24,326     $(52,326)     24,159
PER SHARE                                                $     .40               $  (3.35)              $  (2.17)
============================================================================================================================
  Net earnings (loss)                                    $  10,071               $(81,192)              $(54,292)
  Preferred dividend requirements                        $     302               $    302               $    307
- ----------------------------------------------------------------------------------------------------------------------------
  Net earnings (loss) applicable to common stock
    and average common shares outstanding                $   9,769      24,347   $(81,494)   24,326     $(54,599)     24,159
  Employees preferred and stock options deemed
    to be a common stock equivalent                                        379                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------------------
Total net earnings (loss)                                $   9,769      24,726   $(81,494)   24,326     $(54,599)     24,159
PER SHARE                                                $     .40               $  (3.35)              $  (2.26)
============================================================================================================================
All figures in thousands except amount per share.

                            GENESCO INC.                            Exhibit(11)
                            AND CONSOLIDATED SUBSIDIARIES             Continued
                            Earnings Per Common and
                            Common Share Equivalent
                            Years Ended January 31


- --------------------------------------------------------------------------------------------------------------
                                                             1996                   1995                  1994
                                                -----------------      -----------------      ----------------
IN THOUSANDS                                    EARNINGS    SHARES    EARNINGS    SHARES      EARNINGS  SHARES
- --------------------------------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Loss before discontinued operations,
   extraordinary loss and cumulative effect
   of change in accounting principle
   applicable to common stock and average
   common shares outstanding                    $  (4,583)  24,726  $ (18,816)   24,326      $ (28,195)   24,159
  Senior securities the conversion of which
   would dilute earnings per share                             117                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------
Totals before discontinued operations,
   extraordinary loss and cumulative effect
   of change in accounting principle            $  (4,583)  24,843  $ (18,816)   24,326      $ (28,195)   24,159
PER SHARE                                       $    (.18)          $    (.77)               $   (1.17)
================================================================================================================
  Earnings (loss) before extraordinary loss and
   cumulative effect of change
   in accounting principle applicable
   to common stock and average common
   shares outstanding                           $   9,769   24,726  $ (81,494)   24,326      $ (52,086)   24,159
  Senior securities the conversion of which
   would dilute earnings per share                             117                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss and
  cumulative effect of change
  in accounting principle                       $   9,769   24,843  $ (81,494)   24,326      $ (52,086)   24,159
PER SHARE                                       $     .39           $   (3.35)               $   (2.16)
================================================================================================================
  Earnings (loss) before cumulative effect of
   change in acounting principle applicable
   to common stock and average common shares
   outstanding                                  $   9,769   24,726  $ (81,494)   24,326      $ (52,326)   24,159
  Senior securities the conversion of which
   would dilute earnings per share                             117                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------
Totals before cumulative effect of change in
  accounting principle                          $   9,769   24,843  $ (81,494)   24,326      $ (52,326)   24,159
PER SHARE                                       $     .39           $   (3.35)               $   (2.17)
================================================================================================================
  Net earnings (loss) applicable to common stock
   and average common shares outstanding        $   9,769   24,726  $ (81,494)   24,326      $ (54,599)   24,159
  Senior securities the conversion of which
   would dilute earnings per share                             117                  -0-                      -0-
- ----------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS (LOSS)                       $   9,769   24,843  $ (81,494)   24,326      $ (54,599)   24,159
PER SHARE                                       $     .39           $   (3.35)               $   (2.26)
================================================================================================================
All figures in thousands except amount per share.